EXECUTION VERSION

AMENDMENT NO. 4, dated as of December 19, 2014 (this “Amendment”), among LOGAN’S ROADHOUSE, INC., a Tennessee corporation (the “Borrower”), LRI HOLDINGS, INC., a Delaware corporation (“Holdings”), the Subsidiary Guarantors listed on the signature pages hereto, JPMORGAN CHASE BANK, N.A., as Administrative Agent, and the Lenders listed on the signature pages hereto, to the CREDIT AGREEMENT, dated as of October 4, 2010, as amended, supplemented, amended and restated or otherwise modified from time to time (the “Credit Agreement”) among the Borrower, Holdings, each lender from time to time party thereto (collectively, the “Lenders” and, individually, a “Lender”), JPMORGAN CHASE BANK, N.A., as Administrative Agent, and the other financial institutions party thereto. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.
WHEREAS, Section 10.1 of the Credit Agreement permits certain amendments to the Credit Agreement to be effected from time to time with the written consent of the Required Lenders, the Administrative Agent and each Loan Party party thereto; and
WHEREAS, Section 10.1 of the Credit Agreement permits amendments to the Credit Agreement to extend the final scheduled date of maturity of any Loan to be effected from time to time with the written consent of the Required Lenders, each Lender directly affected thereby, the Administrative Agent and each Loan Party party thereto;
NOW, THEREFORE, in consideration of the premises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1.	Amendments.
As of the Amendment No. 4 Effective Date (as defined below), the Credit Agreement shall be amended as follows:
(a)Section 1.1 of the Credit Agreement is hereby amended by adding the following definition:
“Amendment No. 4 Effective Date”: December 19, 2014.
(b)Clause (b) of the definition of “Consolidated Total Debt” in Section 1.1 of the Credit Agreement is hereby amended by deleting the number “$15,000,000” and replacing it with “$7,500,000”.
(c)The definition of “Permitted Refinancing Debt” in Section 1.1 of the Credit Agreement is hereby amended by (1) renumbering the first clause (h) as clause (g), (2) renumbering clause (g) as clause (h), (3) renumbering the second clause (h) as clause (i), (4) renumbering clause (i) as clause (j) and deleting the word “and” at the end thereof, (5) renumbering clause (j) as clause (k) and deleting the period at the end thereof and replacing it with “, and” and (6) inserting a new clause (l) as follows:

(l) such Permitted Refinancing Debt shall be on terms that, taken as a whole, are materially no less favorable to the Lenders than the terms contained in the Senior Secured Note Indenture.
(d)The definition of “Revolving Termination Date” in Section 1.1 of the Credit Agreement is hereby amended by deleting the words “October 4, 2015” and replacing them with “April 30, 2017”.
(e)The definition of “Swingline Commitment” in Section 1.1 of the Credit Agreement is hereby amended and restated as follows:
“Swingline Commitment”: the obligation of the Swingline Lender to make Swingline Loans pursuant to Section 2.3 in an aggregate principal amount at any one time outstanding not to exceed, (a) on or prior to December 19, 2014, $5,000,000, and (b) after December 19, 2014, $0.
(f)The definition of “Swingline Lender” in Section 1.1 of the Credit Agreement is hereby amended and restated as follows:
“Swingline Lender”: (a) with respect to all periods on or prior to December 19, 2014, JPMorgan Chase Bank, N.A., in its capacity as the lender of Swingline Loans, and (b) with respect to all periods after December 19, 2014, none.
(g)Section 2.8(b) of the Credit Agreement is hereby amended and restated as follows:
(b) (i) If the Borrower or any of its Subsidiaries receives net cash proceeds as a result of a sale of any asset under Section 7.5(d), the Borrower shall prepay the Revolving Loans and/or Swingline Loans on or prior to the date which is ten Business Days after the date of the receipt of such net cash proceeds in an aggregate principal amount equal to 100% of all such net cash proceeds received, and (ii) if the Borrower or any of its Subsidiaries receives net cash proceeds as a result of a sale and leaseback of any asset under Section 7.5(e), the Borrower shall prepay the Revolving Loans and/or Swingline Loans on or prior to the date which is ten Business Days after the date of the receipt of such net cash proceeds in an aggregate principal amount equal to 50% of all such net cash proceeds received.
(h)Section 5.2 of the Credit Agreement is hereby amended by renumbering clause (c) as clause (d), and inserting a new clause (c) immediately after clause (b), as follows:
(c)    Pro Forma Covenant Compliance. Immediately after giving pro forma effect to the extensions of credit requested to be made on such date, the Borrower shall be in compliance with the financial covenant set forth in Section 7.17 (whether or not a Covenant Compliance Period is then in effect) as of the most recently ended fiscal period for which financial statements were delivered pursuant to Sections 6.1(a) or 6.1(b).

(i)Section 7.15(d) of the Credit Agreement is hereby amended and restated as follows:
(d)    payment of management, consulting, monitoring and advisory fees and related expenses and termination fees pursuant to the Management Agreement in the manner, and not to exceed the amount, set forth in the Management Agreement as in effect on the Amendment No. 4 Effective Date or any amendment thereto (so long as any such amendment is not more disadvantageous to the Lenders in any material respect in the good faith judgment of the board of directors of the Borrower when taken as a whole as compared to the Management Agreement as in effect on the Amendment No. 4 Effective Date);
(j)Section 7.16 of the Credit Agreement is hereby amended by replacing the table with the following:

Fiscal Year Ending	Amount
July 31, 2011	$50,000,000
July 29, 2012	$55,000,000
July 28, 2013	$20,000,000
August 3, 2014	$25,000,000
August 2, 2015	$15,000,000
July 31, 2016	$20,000,000
July 30, 2017	$25,000,000

(k)Section 7.17(a) of the Credit Agreement is hereby amended by replacing the table with the following:

Each Fiscal Quarter Ending In	Consolidated First Lien Leverage Ratio
2015	0.50: 1.00
2016	0.50: 1.00
2017	0.50: 1.00

Section 2.	FATCA.
For purposes of determining withholding Taxes imposed under FATCA, from and after the effective date of the Amendment, the Borrower and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) the Obligations as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

Section 3.	Representations and Warranties.
Each of Holdings and the Borrower represents and warrants to the Lenders as of the date hereof and the Amendment No. 4 Effective Date (as defined below) that:
(a)    Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents are true and correct in all material respects on and as of the date hereof and as of the Amendment No. 4 Effective Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct as of such earlier date).
(b)    No Default or Event of Default has occurred and is continuing.

Section 4.	Conditions to Effectiveness.
This Amendment shall become effective as of the date first written above (the “Amendment No. 4 Effective Date”) when:
(a)    the Administrative Agent (or its counsel) shall have received from (i) each Lender and (ii) each of the other parties hereto, a counterpart of this Amendment signed on their behalf;
(b)    the Administrative Agent (or its counsel) shall have received (i) an officer’s certificate of each Loan Party, dated the Amendment No. 4 Effective Date, with appropriate insertions and attachments, including charters and bylaws (or the equivalent organizational documents), authorizing resolutions and specimen signatures of authorized officers and (ii) a long form good standing certificate for each of Loan Party from its jurisdiction of organization;
(c)    the Administrative Agent (or its counsel) shall have received a favorable written opinion of Debevoise & Plimpton LLP, counsel to the Loan Parties, addressed to the Administrative Agent and each Lender signatory hereto, dated the Amendment No. 4 Effective Date;
(d)    each Lender shall have received payment of a consent fee in an amount equal to 1.00% of the amount of such Lender’s Revolving Commitment; and
(e)    the Sponsor (as defined in the Credit Agreement) and the Borrower shall have entered into Amendment No. 2 to the Advisory Agreement, dated October 4, 2010, among the Sponsor and the Borrower, which amendment shall defer payment of the annual advisory fee thereunder until after the Revolving Termination Date.
The Administrative Agent will confirm to the Borrower the completion of the condition set forth in clause (a)(i) of this Section 3.

Section 5.	Post-Effectiveness Undertakings
The Borrower agrees to deliver to the Administrative Agent (or its counsel), as soon as practicable, but in any event no longer than 30 days after the Amendment No. 4 Effective date, a favorable written opinion of Waller Lansden Dortch & Davis, LLP, counsel to the Borrower, addressed to the Administrative Agent and each Lender signatory hereto, regarding customary corporate formalities matters.

Section 6.	Counterparts.
This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Amendment by email or facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Amendment signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

Section 7.	Applicable Law.
THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Section 8.	Effect of Amendment.
Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Agents under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

Section 9.	Reaffirmation.
(a)    Each Loan Party hereby expressly acknowledges the terms of this Amendment and affirms or reaffirms, as applicable, as of the date hereof the covenants and agreements contained in each Loan Document to which it is a party, including, in each case, such covenants and agreements as in effect immediately after giving effect to this Amendment and the transactions contemplated hereby.
(b)    Each Loan Party, by its signature below, hereby affirms and confirms (i) its Obligations under each of the Loan Documents to which it is a party, and (ii) the pledge of and/or grant of a security interest in its assets as Collateral to secure such Obligations, all as provided in the Security Documents as originally executed, and acknowledges and agrees that such guarantee, pledge and/or grant continue in full force and effect in respect of, and to secure, such Obligations under the Credit Agreement and the other Loan Documents.
[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.
LOGAN’S ROADHOUSE, INC.

By:	/s/ Amy L. Bertauski Name: Amy L. Bertauski Title: Chief Financial Officer and Treasurer; Secretary
LRI HOLDINGS, INC.

By:	/s/ Amy L. Bertauski Name: Amy L. Bertauski Title: Chief Financial Officer and Treasurer; Secretary
LOGAN’S ROADHOUSE OF KANSAS, INC.

By:	/s/ Amy L. Bertauski Name: Amy L. Bertauski Title: Chief Financial Officer and Treasurer; Secretary
LOGAN’S ROADHOUSE OF TEXAS, INC.

By:	/s/ Amy L. Bertauski Name: Amy L. Bertauski Title: Chief Financial Officer and Treasurer; Secretary

[Logan’s Credit Agreement Amendment No. 4]

JPMORGAN CHASE BANK, N.A., as Administrative Agent, as Swingline Lender
and as a Lender

By:	/s/ Douglas A. Kravitz Name: Douglas A. Kravitz Title: Vice President

[Logan’s Credit Agreement Amendment No. 4]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Lender

By:	/s/ Didier Siffer Name: Didier Siffer Title: Authorized Signatory

By:	/s/ Laura Katherine Schembri Name: Laura Katherine Schembri Title: Authorized Signatory

[Logan’s Credit Agreement Amendment No. 4]